Calculation of Filing Fee Tables
S-8
POWER INTEGRATIONS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Amended and Restated 2025 Inducement Award Plan	Other	500,000	$ 44.10	$ 22,050,000.00	0.0001381	$ 3,045.11
Total Offering Amounts:						$ 22,050,000.00		$ 3,045.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,045.11
Offering Note
[1]	Represents shares of common stock, par value $0.001 per share ("Common Stock") of Power Integrations, Inc. (the "Registrant") available for issuance pursuant to awards granted pursuant to the Registrant's Amended and Restated 2025 Inducement Award Plan (the "2025 Plan"). In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 2025 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of common stock. Estimated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act solely for the purpose of calculating the registration fee on the basis of $44.10 per share, which is the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Global Select Market, on January 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A